Exhibit 99.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is effective as of January 1, 2009 (the “Effective Date”), and is by and between Coastal Credit, L.L.C., a Virginia limited liability company (the “Company”), White River Capital, Inc., an Indiana corporation (“WRC”), and William E. McKnight (“Executive”).

WHEREAS, Executive has served as the President and Chief Executive Officer of the Company, which is a wholly owned subsidiary of WRC, pursuant to an Employment Agreement dated as of September 1, 2005 (the “Prior Agreement”); and

WHEREAS, Executive is an integral part of the management of the Company, and the parties hereto believe that it is critical to the continued success of the Company that Executive continue to be employed with the Company as its President and Chief Executive Officer, and Executive, the Company, and WRC desire to enter into this new Agreement on the terms of such employment as set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties hereby agree as follows:

1.  Effectiveness.  This Agreement shall be effective as of the Effective Date, and, as of that date, the parties agree that the Agreement supersedes the Prior Agreement and that the Prior Agreement terminated without payment to Executive thereunder or therefore (for purposes of clarity, such that Executive may not at any time after the Effective Date terminate his employment pursuant to the Prior Agreement for any reason, including for “Good Reason” or otherwise due to the occurrence of a “Change of Control” of the Company, or receive any amounts thereunder) and the terms and conditions of Executive’s employment with the Company shall be governed only by this Agreement and not the Prior Agreement.  The parties hereto represent, acknowledge and agree that the payments to be provided to Executive from and after the Effective Date under the terms and conditions of this Agreement represent reasonable compensation to Executive in exchange for the personal services to be rendered by Executive for periods from and after the Effective Date.

2.  Definitions.  The terms defined in this Section 2 shall have the respective meanings indicated below for all purposes of this Agreement.

(a)           Affiliate.  “Affiliate” of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

(b)           Cause.  “Cause” shall mean any one or more of the following:

engaging in a material dishonest act, including without limitation any material misrepresentation or intentional omission to state a material fact to the Company, WRC or the WRC Board, willful breach of fiduciary duty, misappropriation or fraud against WRC, the Company or any of their Affiliates (the “Group”);

ii.           any indictment or similar charge against Executive by a governmental authority alleging the commission of a felony, or a guilty plea or no-contest plea by Executive to a felony;

iii.           material failure by Executive to follow the Company’s or WRC’s general policies, reasonable directives or orders from the Chief Executive Officer of WRC, John M. Eggemeyer (the “WRC CEO”) applicable to officers of the Company after failing to cure prior similar failures within thirty (30) days of receiving written notice thereof from the WRC Board;

iv.           intentional destruction or theft of any member of the Group’s property or falsification of documents of any member of the Group;

v.           a breach by Executive of the provisions of Section 13 or 14; or

vi.           a material breach by Executive of any other provision of this Agreement and the failure by Executive to cure such breach within thirty (30) days of the date on which the Company gives Executive notice thereof.

(c)           Change of Control.  “Change of Control” shall mean:

i.           the consummation of a plan of dissolution or liquidation of the Company or WRC;

ii.           the individuals who, as of the Effective Date hereof, are members of the WRC Board (“Incumbent Board”), cease for any reason to constitute at least a majority of the members of the WRC Board; provided, however, that if the election, or nomination for election by WRC’s shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “election contest” or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the WRC Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest;

iii.           the consummation of a plan of reorganization, merger or consolidation involving the Company or WRC, except for a reorganization, merger or consolidation where (A) the Company or WRC, as the case may be, is the surviving entity resulting from such reorganization, merger or consolidation (the “Surviving Company”), and (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least a majority of the members of the board of directors of the Surviving Company, or of a company beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Company;

iv.           the sale of all or substantially all the assets of the Company to another Person outside the ordinary course of business; or

v.           the acquisition by another Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of stock or membership interests representing more than fifty percent (50%) of the voting power of WRC or the Company, as the case may be, then outstanding, other than as a result of an original issuance of equity interests approved by the Incumbent Board.

(d)           Computation Period.  “Computation Period” shall mean each calendar year that ends after January 1, 2009 and before the Date of Termination (defined below) and, if the Date of Termination is any day other than December 31, the period beginning January 1 of the calendar year in which the Date of Termination arises and ending on the Date of Termination.

(e)           Date of Termination.  “Date of Termination” shall mean in the case of Executive’s death, the date of death, in the case of Disability, thirty (30) days after Notice of Termination is given (provided Executive shall not have returned to the full-time performance of his duties during such thirty (30) day period), and in all other cases, the date specified in the Notice of Termination, which shall be at least thirty (30) days after the date of the Notice of Termination, unless the termination is by the Company for Cause or by the Executive for Good Reason.

(f)           Disability.  “Disability” shall occur if as a result of Executive’s incapacity due to physical or mental illness, Executive shall have been absent from the full time performance of his duties with the Company for three (3) consecutive months.

(g)           Equity-to-Asset Ratio.  “Equity-to-Asset Ratio” shall mean, for any Computation Period, the quotient obtained by dividing the average member’s tangible equity of the Company for such Computation Period by the Company’s average total tangible assets for such Computation Period, each as shown on the Company’s balance sheet prepared in accordance with U.S. generally accepted accounting principles.

(h)           Good Reason.  “Good Reason” shall mean any one or more of the following bases for termination of Executive’s employment by Executive during the Term:

i.           the removal of Executive as President or Chief Executive Officer of the Company without Cause;

ii.           the assignment to Executive of any duties inconsistent in any material respect with Executive’s position, authority, duties or responsibilities as contemplated by Section 6(a) of this Agreement, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

iii.           a change of more than 50 miles in the geographical location at which Executive performs his duties;

iv.           a Change of Control of the Company or WRC shall have occurred within the preceding 12 months;

v.           any action by the Company to reduce Executive’s total compensation below the amount established in Section 7; or

vi.           any failure by the Company that would constitute a material breach of this Agreement if the Company fails to cure such breach within thirty (30) days of the date on which Executive gives written notice thereof to the WRC Board.

(i)           Interest Rate.  “Interest Rate” shall mean the average borrowing rate of the Company for the applicable Computation Period.

(j)           Net Pre-Tax Income.  “Net Pre-Tax Income” shall mean net income of the Company before provision for federal or state taxes and after expenses paid by related parties that are appropriately and equitably allocated to the Company, all as determined in accordance with generally accepted accounting principles consistently applied.

(k)           Normalized Net Pre-Tax Income.  “Normalized Net Pre-Tax Income” shall mean Net Pre-Tax Income (1) increased by the product of the Interest Rate, multiplied by the amount, if any, by which the Company’s Equity-to-Asset Ratio is less than 25%, and (2) decreased by the product of the Interest Rate, multiplied by the amount, if any, by which the Company’s Equity-to-Asset Ratio is greater than 25%.

(l)           Notice of Termination.  Any termination of Executive’s employment by either the Company or Executive, as the case may be, except for a termination based on Executive’s death, shall be communicated by a written Notice of Termination.

(m)           Person.  “Person” shall mean any natural person, corporation, partnership, association, limited liability company, trust, governmental authority, or other entity.

(n)           Retirement.  “Retirement” shall mean a Separation from Service suffered by the Executive due to the termination of Executive’s employment by the Executive, after he has attained the age of 65, for any reason other than (i) Executive’s Disability or death, (ii) termination by reason of the Executive’s notice of non-renewal of the Agreement pursuant to Section 4 hereof, or (iii) termination by Executive for Good Reason.

(o)           Separation from Service.  “Separation from Service” shall mean a termination of employment, whether voluntarily or involuntarily, as defined in Treas. Reg. § 1.409A-1(h); provided, however, Separation from Service shall not occur upon Disability.  Whether a Separation from Service takes place is determined based on the facts and circumstances surrounding the termination of the Executive’s employment.  A Separation from Service will be considered to have occurred if it is reasonably anticipated that either (a) no further services will be performed for the Company after a certain date, or (b) that the level of bona fide services the Executive will perform for the Company after such date (whether as an employee or as an independent contractor) will permanently decrease to less than 50% of the average level of bona fide services performed by the Executive (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Company if the Executive has been providing services to the Company less than 36 months).

(p)           WRC Board.  “WRC Board” shall mean the Board of Directors of WRC or a duly authorized committee of such Board.

3.  Employment.  The Company hereby employs Executive and Executive hereby accepts employment with the Company for the Term set forth in Section 4 below, in the position and with the duties and responsibilities set forth in Sections 5 and 6 below, and upon the other terms and conditions hereinafter stated.

4.  Term.  Executive’s employment as the President and Chief Executive Officer of the Company under this Agreement shall be for the period commencing on the Effective Date and terminating three years after the Effective Date (the “Term”) unless earlier terminated due to a Separation from Service.  The Term shall be automatically renewed for successive one-year periods (each a “Renewal Term,” with the Term and any Renewal Terms collectively referred to herein as the “Term”), unless at least ninety (90) days prior to the end of the Term or any Renewal Term, either the Executive or WRC, by a written notice delivered to the other party, elects not to have the Term automatically extended.

5.  Position.  Executive shall serve as President and Chief Executive Officer of the Company.

6.  Duties and Responsibilities.

(a)           The Company hereby engages Executive as a full-time executive employee and Executive accepts such employment, on the terms and subject to the conditions set forth in this Agreement.  During the Term, Executive shall devote all of his business time and best efforts to, and shall perform faithfully, loyally and efficiently, his duties as President and Chief Executive Officer of the Company and shall exercise such powers and fulfill such responsibilities as may be duly assigned to or vested in him by the Company’s operating agreement or by the WRC CEO, consistent with the responsibilities of the President and Chief Executive Officer of the Company.

(b)           During the Term, Executive will not engage in other employment or consulting work or any trade or business for his own account or on behalf of any other Person.  Notwithstanding the foregoing, Executive may (i) serve on such corporate, civic, industry or charitable boards or committees as are approved by the WRC CEO, and (ii) manage his own and his immediate family’s personal investments, provided that the activities permitted by clauses (i) and (ii) above shall not, individually or in the aggregate, interfere in any material respect with the performance of Executive’s responsibilities hereunder.

7.  Salary/Bonus.  During the Term of this Agreement, for all services rendered by Executive under this Agreement, the following salary and bonus provisions shall apply.

(a)           The Company shall pay to Executive an aggregate annual base salary at the rate of $400,000, payable in accordance with the Company’s regular payroll procedures.  The Company shall review possible increases in Executive’s base salary at least annually, with any such increases subject to the determination of WRC as directed by the WRC Board.

(b)           Executive will be paid, within 30 days of the end of each Computation Period, an annual performance bonus equal to 3% of the annual consolidated Normalized Net Pre-Tax Income of the Company for each such Computation Period.  In no event shall the annual bonus in respect of the Computation Period ending in 2009 be less than $250,000.

(c)           In addition, simultaneously with the execution of this Agreement, the Company, WRC, and Executive shall execute a long-term cash incentive award agreement, in the form of attached Exhibit A.  This award agreement provides that on each of January 1, 2010, January 1, 2011 and January 1, 2012 (each a “Vesting Date”), Executive shall receive a cash payment from the Company equal to the value of 33,333.33 shares of WRC common stock, the value of which shall be determined based on the mean of the Fair Market Value (as defined in the WRC Incentive Stock Plan, as existing on the date of this

Agreement) of a share of WRC common stock for the 20 trading days immediately preceding the Vesting Date (the “Long-Term Cash Incentive Award”).

8.  Employee Benefits.  During the Term, the Company shall provide or cause to be provided to Executive and to Executive’s dependents, at the Company’s expense, substantially similar disability, medical and dental benefits provided to Executive by the Company immediately prior to the Effective Date. During any waiting period for insurance eligibility, COBRA costs incurred by or with respect to Executive and Executive’s dependents will be paid by the Company.  In addition, the Company shall pay Executive $800 per month during the Term as an automobile allowance to cover the cost of Executive’s use of an automobile for Company purposes.  During the Term, Executive shall maintain insurance in connection with the automobile as required by state law and such other insurance as is reasonably satisfactory to the Company.  If the terms of such insurance policy allow it, the Company shall be named as an additional insured on all such coverage.

9.  Vacation.  Executive shall be entitled to four (4) weeks vacation during each consecutive twelve month period of employment during the Term beginning on the Effective Date and each anniversary thereof.  In the event that the full vacation is not taken by Executive during any such period, no vacation time shall accrue for use in future periods, except as approved by the WRC CEO.

10.  Business Expenses.  Executive will be reimbursed for all reasonable, ordinary and necessary business expenses incurred by Executive in connection with Executive’s employment (to be supported by receipts and other documentation as required by the Internal Revenue Code of 1986, as amended (the “Code”)), and in conformance with the Company’s normal procedures).  Except as otherwise expressly provided herein, to the extent any expense reimbursement under this Section 10 is determined to be subject to Section 409A of the Code (“Section 409A”), the amount of any such expenses eligible for reimbursement in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year, in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which Executive incurred such expenses, and in no event shall any right to reimbursement be subject to liquidation or exchange for another benefit.

11.  Termination.  Either the Company or Executive may terminate the employment of Executive at any time with or without Cause or Good Reason.

12.  Payments During Disability, Upon Termination, or Upon Expiration.  During the Term, Executive or his estate shall be entitled to the following during a period of Disability, or upon a Separation from Service of the Executive due to (i) Executive’s Disability or death, (ii) termination of Executive’s employment by Executive or the Company, or (iii) upon non-renewal of the Agreement and expiration of the Term, as the case may be.

(a)           Disability or Death.  During any period that Executive fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, until such time as Executive returns to the full-time performance of his duties or the Date of Termination if Executive suffers a

Separation from Service due to a Disability, Executive shall continue to receive his base salary at the rate in effect at the commencement of any such period minus any disability benefits received by him under any insurance or disability plan of the Company.  If Executive suffers a Separation from Service due to Disability or death, Executive or his estate, as the case may be, shall additionally be entitled to receive the severance compensation provided for in subsection 12(d)(i) (reduced by any disability benefits received by him under any insurance or disability plan of the Company), as well as subsection 12(d)(iii).

(b)           Termination for Cause.  If, during the Term, Executive suffers a Separation from Service due to termination of Executive’s employment by the Company for Cause, then the Company shall pay Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts or benefits to which Executive is entitled through such date under any plan, arrangement or practice in effect at the time of such termination, minus any amounts owed by Executive to the Company; provided that Executive shall not be entitled to receive any bonus applicable to the period in which termination occurs, and the Company shall have no further obligations to Executive under this Agreement (other than for vested and accrued benefits and accrued and unpaid vacation).

(c)           Termination on WRC’s Non-Renewal.  If, during the Term, Executive suffers a Separation from Service due to termination of this Agreement by reason of WRC’s notice of non-renewal, as provided in Section 4 hereof, then the Company shall pay Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts or benefits to which Executive is entitled through such date under any plan, arrangement or practice in effect at the time of such termination, minus any amounts owed by Executive to the Company; provided that, Executive shall not be entitled to receive any bonus applicable to the period in which termination occurs, and the Company shall have no further obligations to Executive under this Agreement (other than for vested and accrued benefits and accrued and unpaid vacation).  Notwithstanding the preceding sentence, if Executive suffers a Separation from Service due to termination of the Agreement by reason of WRC’s notice of non-renewal and the Term expires other than at the end of a full fiscal year of the Company, Executive shall be paid a pro rata portion of his performance bonus and a pro rata portion of the annual increment of his Long-Term Cash Incentive Award that would otherwise vest for such year, if any, based on the number of months, including portions thereof, during which Executive was employed during the fiscal year in which his employment was terminated, based on the performance of the Company for said fiscal year as reflected in the Company’s financial statements for said fiscal year.  For avoidance of doubt, if the Term expires at the end of a fiscal year due to notice of non-renewal, Executive would be entitled to the full performance bonus payment and Long-Term Cash Incentive Award otherwise earned for such year.

(d)           Termination Not for Cause, For Good Reason.  If, during the Term, Executive suffers a Separation from Service due to: (1) termination by the Company other than for Cause; or (2) termination by Executive for Good Reason, then Executive shall be entitled to the following:

i.           Within 30 days of the Date of Termination, the Company shall pay to Executive a lump sum payment in cash equal to: (A) any unpaid base salary through the Date of Termination, and continue to pay Executive his base salary through the end of the then-remaining Term of this Agreement (not less than a period of one year after the Date of Termination) at the rate in effect at the time Notice of Termination is given; plus (B) a termination payment (the “Termination Payment”) equal to 3% of the annual consolidated Normalized Net Pre-Tax Income of the Company for the 12 full calendar months ending on the Date of Termination.

ii.           Executive shall be entitled to any other compensation and benefits granted under this Agreement or their cash equivalent (other than base salary and the Termination Payment which are addressed in subparagraph (i), and not including the annual performance bonus described in Section 7(b)), for the one-year period following the Date of Termination.  Such benefits shall be determined in accordance with the Company’s employee benefit plans and other applicable programs, policies and practices then in effect as though Executive was still then in the employ of the Company.  If the terms of those plans, programs, policies, and practices preclude Executive’s direct participation as a former employee, then the Company will pay to Executive the cost incurred by the Executive of obtaining comparable benefits under comparable terms and conditions as provided to him during the Term.  The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Executive’s existing rights, or rights which accrue solely as a result of the passage of time under any benefit plan, employment agreement or other contract, plan or arrangement.

iii.           If the Date of Termination is prior to January 1, 2012, to the extent Executive’s benefits under the Long-Term Cash Incentive Award provided for in Section 7(c) have not yet vested at the Date of Termination, such benefit shall accelerate and fully vest.

(e)           Retirement or Executive’s Non-Renewal.  If Executive suffers a Separation from Service due to his Retirement or due to a termination of this Agreement by reason of the Executive’s notice of non-renewal as provided in Section 4 hereof, then Executive shall be entitled to receive the following: (1) any unpaid base salary through the Date of Termination; (2) the bonus due to Executive under Section 7(b) for the period ending on the Date of Termination; (3) if such Separation from Service occurs prior to January 1, 2012, a pro rata portion of the annual increment of Executive’s Long-Term Cash Incentive Award that would otherwise vest for such year, if any, based on the number of months, including portions thereof, during which Executive was employed during the fiscal year in which he suffered the Separation from Service; (4) a cash payment from the Company in the amount of $300,000; and (5) the compensation and benefits provided for in Section 12(d)(ii) (for the purpose of this paragraph, the parenthetical reference in Section 12(d)(ii) to the exclusion of the annual performance bonus described in Section 7(b) shall be disregarded).

(f)           In the event that compensation paid pursuant to Section 12(d) hereof (“Severance Pay”) is subject to an excise tax pursuant to Section 4999 of the Code (“Excise Tax”), as amended, then Executive shall be entitled to receive an additional Gross-Up Payment in an amount such that, after payment by Executive of all taxes (and any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Severance Pay.  The accounting firm employed by the Company shall make all determinations required herein, including whether and when a Gross-Up Payment is required, the amount of any such Gross-Up Payment and the assumptions to be utilized in arriving at such determination (except that Executive’s federal and state income taxes shall be assumed to be at the maximum rates).  In the event that the accounting firm is serving as accountant or auditor to the individual, entity or group effecting the Change of Control, unless otherwise in writing by Executive, the Company shall appoint another independent accounting firm reasonably acceptable to Executive to make the determinations required hereunder (which accounting firm shall then be referred to as the accounting firm hereunder).  All fees and expenses of the accounting firm shall be borne solely by Company.  The Gross-Up Payment shall be paid to Executive as soon thereafter as practicable (but in any event no later than by the end of Executive’s taxable year next following the taxable year in which the Excise Tax is remitted) after the payment of the Severance Pay, unless Company at the same time as the payment of the Severance Pay provides Executive with the accounting firm’s opinion that Executive will not incur any Excise Tax on any part or all of the Severance Pay.  Any such opinion shall be based upon the regulations under Section 280G and 4999 of the Code and shall qualify as a covered, limited scope opinion under Circular 230.  If any such opinion applies only to part of the Severance Pay, Company shall pay Executive the Gross-Up Payment with respect to that part of the Severance Pay not covered by the opinion.  Executive agrees (unless requested otherwise by Company) to use reasonable efforts to contest in good faith any subsequent determination by the Internal Revenue Service that Executive owes an amount of Excise Tax greater than the amount determined above; provided, that, Executive shall be entitled to reimbursement by Company of all fees and expenses reasonable incurred by Executive in contesting such determination.  In the event the Internal Revenue Service or any court of competent jurisdiction determines that Executive owes an amount of Excise Tax that is either greater or less than the amount previously taken into account in the Gross-Up Payment herein, Company shall promptly pay to Executive, or Executive shall promptly repay to Company, as the case may be, the amount of resulting excess or shortage in the Gross-Up Payment, in each case no later than by the end of Executive’s taxable year next following the taxable year in which the Excise Tax is remitted.  Any payment Company is required to make to Executive pursuant to the preceding sentence shall include an additional amount such that after payment by Executive of all of Executive’s applicable federal, state and local taxes on such additional amount, Executive shall retain an amount equal to the total of Executive’s applicable federal, state and local taxes arising due to the later payment.  If Executive collects any part or all of the Severance Pay provided herein, including the Gross-Up Payment, through a lawyer, Company shall pay all costs of any such collection or enforcement, including reasonable legal fees and other out of pocket expenses incurred by the Executive, up to that point when Company offered to settle the dispute for an amount equal to the amount Executive is entitled to recover.  The payment described herein shall be due Executive regardless of any subsequent employment obtained by Executive.

(g)           Any payment required under this Section 12 shall be made by the end of the Executive’s taxable year next following the Company’s taxable year in which the Executive remits the payment.  In addition, any right to reimbursement of expenses incurred due to a tax audit or litigation addressing the existence or amount of a tax liability, whether federal, state, local, or foreign, shall be made by the end of the Executive’s taxable year following the Executive’s taxable year in which the taxes that are the subject of the audit or litigation are remitted to the taxing authority, or where as a result of such audit or litigation no taxes are remitted, the end of the Executive’s taxable year following the Executive’s taxable year in which the audit is completed or there is a final and nonappealable settlement or other resolution of the litigation. This Section 12(f) shall be interpreted consistent with Treas. Reg. § 409A-3(i)(1)(v).

13.  Non-Compete; Confidentiality.

(a)           During the Term hereof and for a period of two years after the Date of Termination or expiration of the Term (the “Restricted Period”), Executive shall not either on his own account, as a partner, joint venturer, employee, agent, salesman, officer, director or stockholder of a corporation (other than a beneficial holder of not more than two percent (2%) of the outstanding voting stock of a company having at least five hundred (500) holders of voting or economic interests) or otherwise, directly or indirectly enter into or engage in any business competitive with the business of the Company as such business exists on the date hereof (a “Competitive Business”) within any area where such business has been conducted prior to the date of termination.

(b)           Except as provided in the next two sentences, Executive covenants and agrees that all information, knowledge or data of or pertaining to the Group, or pertaining to any other Person with which they or any of them may do business during the Term and which is not generally known in the relevant trade or industry (and whether relating to methods, merchandising, processes, techniques, discoveries, pricing, sales practices, marketing or any other proprietary matters) (the “Company Information”) shall be kept secret and confidential at all times during and after the termination or expiration of this Agreement and shall not be used or divulged by him outside the scope of his employment as contemplated by this Agreement, except as WRC may otherwise expressly authorize.  In the event that Executive is requested in a judicial, administrative or governmental proceeding to disclose any of the Company Information, Executive will promptly so notify the Company so that the Company may seek a protective order at the Company’s expense or other appropriate remedy and/or waive compliance with this Agreement.  If such protective order or other remedy is not obtained or the Company waives compliance with this Agreement and disclosure of any of the Company Information is required, Executive may furnish the material so required to be furnished, but Executive will furnish only that portion of the Company Information which is legally required and will exercise his best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Company Information furnished.

14.  Non-Solicitation/No-Hire.  Executive agrees and acknowledges that the services of Executive pursuant to this Agreement are unique and extraordinary, and that the Group will be dependent upon Executive for the development and growth of their business and related functions.  If Executive’s employment is terminated for any reason, Executive agrees, for a period of two years following the Date of Termination or expiration of the Term of this Agreement, whichever is later, not to conduct or participate (directly or indirectly, including through one or more Affiliates) in:

(a)           Hiring, attempting to hire or assisting any other Person in hiring or attempting to hire, or inducing to leave the employ of any member of the Group, any employee or officer of any member of the Group, or any person who was an employee or officer of any member of the Group within the six-month period prior to the Date of Termination or expiration of the Term of this Agreement, whichever is later, provided, however, that Executive may immediately seek to hire Nina White, without violating this Agreement;

(b)           Soliciting the business on behalf of himself or any other person with respect to a Competitive Business of either: (i) any vehicle dealers who were clients of the Company during the 12-month period prior to the Date of Termination (a “Specific Client”); or (ii) any Person whose business Executive (on behalf of the Company or otherwise) solicited by multiple contacts during the six-month period prior to the Date of Termination (a “Specific Contact”); or

(c)           Any activity for any Specific Client or Specific Contact which is the same as or similar to those activities Executive performed for the Company during the three-year period prior to the Date of Termination.

            Executive agrees that if Executive acts in violation of this Section, the number of days Executive is in such violation will be added to any periods of limitation on Executive’s activities specified herein.  In addition, Executive agrees that during the duration of this Agreement and during the period of limitation on Executive’s activities specified in this Section, Executive shall promptly deliver a true and correct copy of this Agreement to any prospective employer or business partner of Executive.

15.  Section 409A.  If Executive is a “specified employee” (within the meaning of Section 409A and the regulations thereunder and as determined by the Company), any payment or benefit made upon a Separation from Service to Executive under this Agreement shall not be made or provided before the date that is six months after the date of Executive’s Separation from Service (or, if earlier, upon Executive’s death).  Any amount not paid in respect of the six-month period specified in the preceding sentence will be paid to Executive in a lump sum with the first payment made after the end of such six-month period (or if no other payment is then due, then promptly after the expiration of such six-month period); provided, however, that the six-month delay required under this Section 15 shall not apply to (i) the portion of any payment that is not a deferral of compensation as set forth in Treas. Reg. § 1.409A-1(b)(9)(v), or (ii) the portion of any payment resulting from the Executive’s “involuntary separation from service” (as defined in Treas. Reg. § 1.409A-1(n) and including a “separation from service for good reason,” as defined in Treas. Reg. § 1.409A-1(n)(2)) that (A) is payable no later than the last day of the second year following the year in which the Separation from Service occurs, and (B) does not exceed two times the lesser of (1) the Executive’s annualized compensation for the year prior to the year in which the Separation from Service occurs, or (2) the dollar limit described in Section 401(a)(17) of the Code.

16.  Monies Owed to the Company.  Upon the termination of Executive’s employment with the Company, Executive hereby authorizes the Company to deduct from Executive’s final wages or other monies due to Executive (other than amounts that would constitute “deferred compensation” pursuant to Section 409A) all debts or financial obligations owed to the Company by Executive.

17.  Remedies.  Executive understands and agrees that the Group will be irreparably damaged in the event that Sections 13 or 14 of this Agreement are violated. Executive agrees that the Company and WRC shall be entitled (in addition to any other remedy to which it may be entitled, at law or in equity) to an injunction to redress breaches of such Sections of this Agreement and to specifically enforce the terms and provisions thereof.

18.  Successors and Assigns.  This Agreement is a personal contract, and the rights and interests of Executive hereunder and under the awards and plans referred to herein may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him, except as may be expressly permitted by the provisions of such awards or plans and that payments due Executive hereunder shall be payable to his heirs or fiduciaries upon his death.  Except as may be expressly provided otherwise herein, this Agreement shall be binding upon the Company and inure to the benefit of the Company and its Affiliates, and its successors and assigns, including (but not limited to) any corporation or other entity which may acquire all or substantially all of the Company’s assets or business or into or with which the Company or an Affiliate may be consolidated or merged.

19.  Jurisdiction and Governing Law.  Any controversy or claim arising out of or relating to this Agreement, or any breach thereof shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to principles of conflicts of laws thereof.

20.  Entire Agreement.  This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto.  No representations or warranties of any kind or nature relating to any member of the Group or their respective businesses, assets, liabilities, operations, future plans or prospects have been made by or on behalf of the Group to Executive, nor have any representations or warranties of any kind or nature been made by Executive to the Group.

21.  Amendment or Modification, Waiver.  No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by Executive and by a duly authorized officer of the Company and WRC.  No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

22.  Notices.  Any notice to be given hereunder shall be in writing and delivered personally or by overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

To:

William E. McKnight
2399 Gulf of Mexico Drive
Unit 3C1
Longboat Key, Florida 34228

With a copy to:

Williams Mullen
222 Central Park Avenue, Suite 1700
Virginia Beach, VA 23462
Attention: Thomas R. Frantz
Facsimile: (757) 473-0395

To:

Coastal Credit, L.L.C.
3852 Virginia Beach Blvd.
Virginia Beach, VA 23450
Attention: Nina T. White
Facsimile: (757) 340-2710

With a copy to:

White River Capital, Inc.
6051 El Tordo
P.O. Box 1329
Rancho Santa Fe, CA 92067
Attention: Martin J. Szumski
Facsimile: (858) 756-8301

With a copy to:

Barnes & Thornburg LLP
11 S. Meridian Street
Indianapolis, IN 46204
Attention: Eric R. Moy
Facsimile: (317) 231-7433

Any notice delivered personally shall be deemed given on the date delivered, any notice transmitted by fax machine shall be deemed delivered upon receipt of confirmation of fax transmission, any notice delivered by overnight courier shall be deemed given the day after deposit with a courier, and any notice sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed given three days after mailing.

23.  Severability.  If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

24.  Survivorship.  The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

25.  Headings.  All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

26.  Withholding Taxes.  All payments to Executive under this Agreement shall be reduced by any applicable federal, state or city withholding taxes.

27.  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be one and the same agreement.

28.  No Advice to Executive.  The Executive acknowledges that the Executive does not construe the contents of this Agreement or any other information (whether written or oral) provided to the Executive as legal, business or tax advice.  The Executive represents and warrants that the Executive has had the opportunity to consult the Executive’s personal legal counsel, accountant and other advisors as to legal, tax, economic and related matters regarding this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 18th day of May, 2009, but effective as of the date first above written.

Coastal Credit, LLC

/s/ Nina T. White
By: Nina T. White
Title: Authorized Person

White River Capital, Inc.

/s/ John M. Eggemeyer, III
By: John M. Eggemeyer, III
Title: Chief Executive Officer

/s/ William E. McKnight
William E. McKnight

EXHIBIT A

TERMS OF LONG-TERM CASH INCENTIVE AWARD

Pursuant to Section 7(c) of the accompanying Employment Agreement (“Employment Agreement”), the Company, WRC, and Executive hereby agree to the following terms and conditions of the long-term cash incentive award provided for therein:

Definitions.  Unless otherwise defined herein, capitalized terms used herein have the definitions given them in the Employment Agreement, except that “Fair Market Value” has the meaning set forth in the WRC 2005 Stock Incentive Plan, as amended.

Grant of Award.  Pursuant to the Employment Agreement, the Company hereby grants to Executive a long-term cash incentive award (the “Award”) based on the value of 100,000 shares of common stock of WRC, vesting and payable only as provided herein and in the Employment Agreement. Subject to acceleration of vesting, or forfeiture (in whole or in part), on the terms provided herein and the Employment Agreement, this award shall vest in three equal installments, as follows:

•	the value of 33,333.33 shares shall vest on January 1, 2010;

•	the value of 33,333.33 shares shall vest on January 1, 2011; and

•	the value of 33,333.33 shares shall vest on January 1, 2012.

Each of January 1, 2010, January 1, 2011 and January 1, 2012 is a “Vesting Date.”  On each Vesting Date, Executive shall earn and become entitled to be paid a cash payment from the Company equal to the value of 33,333.33 shares of WRC common stock.  The value of the portion of the Award vesting and becoming subject to payment on the Vesting Date or any other applicable date shall be determined based on the mean of the Fair Market Value of a share of WRC common stock for the 20 trading days immediately preceding the Vesting Date or other determination date.

Risk of Forfeiture.  Subject to the exceptions set forth in the Employment Agreement, summarized below, any unvested portion of this Award shall be forfeited if Executive’s employment with the Company terminates prior to the vesting of such Shares.  The risk of forfeiture of any portion of the Award shall lapse upon vesting of such portion of the Award as provided herein.  Notwithstanding the foregoing general rule, vesting of this Award may accelerate in whole or in part, in accordance with the Employment Agreement, as follows:

Under Sections 12(a) and (d) of the Employment Agreement, if Executive suffers a Separation from Service due to termination of Executive’s employment by reason of Executive’s Disability or death, termination by the Company other than for Cause, or termination by Executive for Good Reason, and if the Date of Termination is prior to January 1, 2012, any unvested portion of the Award shall immediately vest and the value thereof shall be determined and become payable on such date.

Under Section 12(e) of the Employment Agreement, if Executive suffers a Separation from Service due to termination of Executive’s employment by reason of Executive’s Retirement or due to a termination of the Employment Agreement by reason of the Executive’s notice of non-renewal as provided in Section 4 thereof, and if such Separation from Service occurs prior to January 1, 2012, Executive shall be entitled to receive the value of the pro rata portion of the annual vesting increment of the Award that would otherwise vest for the full year, if any, in which Separation from Service occurs based on the number of months, including portions thereof, during which Executive was employed during the fiscal year in which he suffered the Separation from Service.

No Rights as a Stockholder.  The value of the Award is determined by reference to the value of WRC common stock to provide for an incentive arrangement tied to the value of the consolidated enterprise toward which Executive is expected to contribute substantially.  But the Award does not represent shares or the right to receive shares of any entity at any time and, to the extent it becomes payable, shall consist only of the obligation of the Company to pay cash to the Executive.  Executive shall not be a shareholder by virtue of the Award and shall have no rights to dividends and no voting rights by virtue of the Award.

Non-Transferability of Award.  Except as otherwise provided for in the Employment Agreement, this Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution.  If Executive transfers all or part of this Award pursuant to the previous sentence and if permitted by the Employment Agreement, then the terms of this Award as set forth herein, and the Employment Agreement shall apply to the transferee to the same extent as to the Executive.

Withholding Tax.  The Company’s obligation to pay the Award shall be subject to the satisfaction of all applicable federal, state, and local income and employment tax withholding requirements.

Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their legal representatives, heirs, and permitted transferees, successors and assigns.

No Fiduciary Relationship.  Notwithstanding any other provision of this Agreement, this Agreement and action taken pursuant to it shall not be deemed or construed to establish any trust, express or implied, or any fiduciary relationship of any kind between or among the Company, any affiliate of the Company, the Executive, any beneficiary or any other persons.

Unfunded Benefit.  This Agreement is intended to be unfunded for purposes of the Internal Revenue Code of 1986 and the Employee Retirement Income Security Act of 1974, as now in effect or as amended from time to time.  The right of the Executive to payments is strictly a right of payment, and this Agreement does not grant nor shall it be deemed to grant the Executive or any other person any interest in or right to any of the funds, property, or assets of the Company or any affiliate of the Company, other than as an unsecured general creditor of the Company or any subsidiary.

DATED:  May 18, 2009

Coastal Credit, LLC

By:	/s/ Nina T. White
Name: Nina T. White
Title: Authorized Person

White River Capital, Inc.

By:	/s/ John M. Eggemeyer, III
Name: John M. Eggemeyer, III
Title: Chief Executive Officer

/s/ William E. McKnight
William E. McKnight